THE DEWEY ELECTRONICS CORPORATION

_________________________________________


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of THE DEWEY ELECTRONICS CORPORATION will be held at the office of the Corporation at 27 Muller Road, Oakland, New Jersey, on Wednesday, December 4, 2002 at 10:30 A.M. (Eastern Standard Time) for the purposes of


(1) electing five directors to serve until the next annual meeting of stockholders and until their successors shall be elected and shall qualify;

(2) transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.


The Board of Directors has fixed the close of business on October
23, 2002 as the record date for determination of stockholders entitled to notice of and to vote at the meeting.


If you will be unable to attend the meeting, you are respectfully requested to sign and return the accompanying proxy in the enclosed envelope.


By Order of the Board of Directors


FRANCES D. DEWEY

Secretary



October 15, 2002






THE DEWEY ELECTRONICS CORPORATION
_______________________________________

PROXY STATEMENT

This proxy statement is furnished to the stockholders of The Dewey Electronics Corporation (hereinafter referred to as the "Corporation") in connection with the solicitation of proxies for the annual meeting of stockholders to be held on December 4, 2002. The mailing address of the Corporation's executive offices is 27 Muller Road, Oakland, New Jersey 07436, and its telephone number is (201) 337-4700. It is planned to commence the mailing of this proxy material to stockholders on or about November 4, 2002.

The enclosed proxy is solicited by the management of the Corporation.
A person giving the proxy has the power to revoke it at any time before its exercise by notice to such effect delivered to the Secretary of the Corporation.

The Corporation will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by personal interviews, by telephone or by electronic means.

It is important that your shares are represented at the meeting.

Whether or not you expect to attend the meeting, please be sure that the enclosed proxy card is properly completed, dated, signed and returned without delay in the enclosed envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time prior to the time it is voted.

VOTING SECURITIES OUTSTANDING

Shares of Common Stock, 1,339,531 of which were outstanding as of the close of business on September 30, 2002, are the only voting securities of the Corporation and are entitled to one vote per share.

Only holders of Common Stock of record at the close of business on October 23, 2002, will be entitled to vote at the annual meeting of stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of the Corporation's Common Stock, as of September 30, 2002 (except as otherwise noted), by: (i) each person who is known by the Corporation to own beneficially more than five percent of the Corporation's Common Stock, (ii) each of the Corporation's directors and nominees for director, (iii) each of the Corporation's executive officers for whom information is provided in the "Summary Compensation Table" below, and (iv) all executive officers and directors as a group.
The information presented in the table is based upon certain filings with the Securities and Exchange Commission by such persons, as indicated in the notes to the table below, or upon information otherwise provided by such persons to the Corporation. According to such filings or other information, such persons have sole voting and investment power with respect to shares reported as beneficially owned (except as indicated in the notes to the table below).


The address of each person who is a director or officer of the Corporation is 27 Muller Road, Oakland, New Jersey 07436.




Name of Beneficial Owner             Number of Shares       % of the
                                     Beneficially owned      Common
                                                              Stock

Frances D. Dewey                     498,033           (1)    37.18%

Asset Value Fund Limited Partnership
376 Main Street, P.O. Box 74
Bedminster, New Jersey 07921         136,394           (2)    10.18%

Alexander A. Cameron                  12,649                     *

John H.D. Dewey                       40,617           (3)     3.03%

LTG. James M. Link (USA Retired)          --                     --

Nathaniel Roberts                      1,475                     *

Francis DeLorenzo                     12,000           (4)       *

Edward Proskey                        12,010           (4)       *

Thom A. Velto                         12,715           (4)       *

All Directors and Executive Officers
as a Group (8 persons)               589,499           (5)    42.86%


* Less than 1%.

(1) Includes 467,203 shares of Common Stock (the "Estate Shares") beneficially owned by Mrs. Dewey in her capacity as executor of the Estate of Gordon Dewey. Mrs. Dewey is also the beneficiary of the Estate Shares. Does not include any shares of Common Stock beneficially owned by Mrs. Dewey's son, John H.D. Dewey. Mrs. Dewey disclaims any beneficial interest in the shares of Common Stock beneficially owned by John H.D. Dewey.

(2) Based upon a Form 4 dated October 15, 2002, filed with the
Securities and Exchange Commission.

(3) Includes 20,308 shares of Common Stock owned of record by a trust for the benefit of a daughter of Frances D. Dewey, of which John H.D. Dewey (Mrs. Dewey's son) is the sole trustee. Does not include any shares of Common Stock beneficially owned by Mrs. Dewey. Mr. Dewey disclaims any beneficial interest in the shares of Common Stock beneficially owned by Mrs. Dewey.

(4) Includes 12,000 shares issuable upon exercise of stock options granted under the Corporation's 1998 Stock Option Plan.

(5) Includes 36,000 shares issuable upon exercise of options.


PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the annual meeting of stockholders, five directors are to be elected, to serve for the ensuing year and until their respective successors are elected and qualify. The shares represented by the accompanying proxy will be voted for the re-election of Alexander A. Cameron, Frances D. Dewey, John H.D. Dewey, LTG James M. Link (USA Ret) and Nathaniel Roberts, unless a contrary specification is made. If any such nominee becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the accompanying proxy may be voted for such other person as may be determined by the holders of such proxies, or the Board of Directors may elect to reduce the number of directors. Directors are elected by a plurality of the votes cast. Votes withheld, and abstentions and broker non-votes, will not have the effect of votes cast either in favor of or in opposition to a nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE
ABOVE NOMINEES AS DIRECTORS.

Information Concerning Directors and Nominees

The following table sets forth the name of each nominee for election to the Board of Directors, his or her age, principal occupation during the past five years and the name and principal business of any corporation or organization in which such occupation is carried on, and the period during which he or she has served as director.


Name              Age   Principal Occupation           Director
                         During the Past Five Years    Since
                          Other Directorships
                          Positions With Corporation
Alexander A.
 Cameron          80    President, Key Research and      1964
                        Market Development, Inc.
                        Business Consultants

Frances D. Dewey  75    Director of the Corporation      1955
                        (Chairperson of the Board since
                        June 14, 2002)
                        Secretary of the Corporation

John H.D. Dewey   37    Acting Chief Executive Officer   1999
                        of the Corporation (since June 14, 2002)

                        Management Consultant (until June 14, 2002)
                        President, Monastery Graphics, Inc.
                        Information Technology Consulting

LTG James M. Link
(USA Retired)     59    President                        2001
                        Teledyne Brown Engineering
                        Systems Engineering

Nathaniel Roberts 36    General Manager                  1999
                        Callery-Judge Grove
                        Citrus Suppliers


During the Corporation's last fiscal year, the Board of Directors held five meetings. Each incumbent director attended all meetings. Gordon C. Dewey, co-founder of the Corporation, had been President and Chief Executive Officer and a director until his death in May 2002.

The Corporation's current policy regarding compensation of directors is to pay $4,000 per annum plus $400 for each Board meeting attended. No payments for services as a director were made to Gordon C. Dewey (who received compensation as an officer of the Corporation). On September 18, 2002, the Board of Directors approved annual compensation of $25,000 to Frances D. Dewey as Chairperson of the Board. In December 2001, shareholders approved a Stock Option Plan for Non-Employee Directors under which options exercisable for a total of 50,000 shares of Common Stock may be granted. To date, no options have been granted under this plan, which is administered by the Board.

Pursuant to a consulting and advisory agreement with LTG James M. Link (USA Retired), the Corporation pays General Link, as compensation for services rendered, a fee of $2,000 per month plus additional fees under certain conditions. For his services in fiscal year 2002, General Link received a total of $24,000.

Pursuant to an advisory agreement with Monastery Graphics, Inc., a management and information technology consulting company of which John H.D. Dewey is President, the Corporation paid Monastery Graphics, Inc. $44,625 for services performed during fiscal year 2002. This agreement was terminated upon Mr. Dewey's appointment by the Board of Directors to the position of Acting Chief Executive Officer of the Corporation in June 2002. Since becoming an employee of the Corporation, Mr. Dewey has not played an active role in Monastery Graphics' business.

The Board has a Stock Option Committee which is composed of Messrs. Cameron and Roberts. The Committee administers the 1998 Stock Option Plan of the corporation. One meeting was held during the last fiscal year; all members attended. The Board also has an Executive Compensation Committee composed of Messrs. Roberts and Cameron. The Committee administers executive compensation and held one meeting during the last fiscal year; all members attended the meeting.

The Board does not have a nominating committee or an audit committee.

Summary Compensation Table

The following table sets forth the aggregate compensation paid by the Corporation during the Corporation's last three fiscal years to (1) each chief executive officer of the Corporation and (2) the other executive officers of the Corporation whose aggregate of salary and bonus compensation for fiscal year 2002 exceeded $100,000.

Name and Principal     Fiscal      Salary    Bonus    Securities
 Position             Year Ending                     Underlying
                       June 30                        Options/
                                                        SARs(#)

Gordon C. Dewey,       2002        $144,200  $97,000        --
  President and        2001        $144,200  $60,000        --
  Chief  Executive     2000        $144,200  $30,000        --
  Officer (1)

John H.D. Dewey,       2002        $4,615(2)      --        --
  Acting Chief         2001            --         --        --
  Executive            2000            --         --        --
  Officer (1)

Francis DeLorenzo      2002        $72,286  $35,100         --
  Vice President,      2001        $71,595  $21,800        7,000
  Business             2000        $66,952  $4,000          --
  Development

Edward L. Proskey      2002        $86,284  $34,250         --
  Vice President,      2001        $83,813  $21,325        2,000
  Operations           2000        $82,923  $4,000          --

Thom A. Velto          2002        $96,223  $30,000         --
  Treasurer            2001        $93,522  $20,000        2,000
                       2000        $90,871  $5,500          --


(1) Gordon C. Dewey served as President and Chief Executive Officer until his death in May 2002. On June 14, 2002, John H.D. Dewey was appointed Acting Chief Executive Officer.

(2) John H. D. Dewey became an employee of the Corporation on June 14, 2002 at an annual salary of $120,000. In addition to the salary set forth in the table above, Mr. Dewey received payments under the Corporation's policy regarding compensation of directors for the following fiscal years: 2002 -- $6,000. 2001 $5,600.
  2000 -- $5,600. Pursuant to an advisory agreement entered into in 2001, the Corporation made payments to Monastery Graphics, Inc., a management and information technology consulting company of which Mr. Dewey is President, in the following amounts: 2002 -- $44,625.
  2001 -- $5,063. This agreement was terminated when Mr. Dewey became an employee of the Corporation. Since becoming an employee of the Corporation, Mr. Dewey has not played an active role in Monastery Graphics' business.

Fiscal Year-End Option Values

The following table sets forth, for each executive officer of the Corporation for whom information is provided in the "Summary Compensation Table" above, (1) the total number of securities underlying unexercised options as of the end of the Corporation's last fiscal year (June 30, 2002) and (2) the value of unexercised, in-the-money options as of the end of the Corporation's last fiscal year.


Name           Number of Securities Underlying  Value of Unexercised
                 Unexercised Options             In-the-Money Options
                 at Fiscal Year End (#)          at Fiscal Year End

                 Exercisable  Unexercisable  Exercisable  Unexercisable

John H.D. Dewey       --             --            --             --

Francis DeLorenzo  8,500            3,500      $28,312          $9,503

Edward L. Proskey 11,000            1,000      $40,334          $2,715

Thom A. Velto     11,000            1,000      $40,334          $2,715

Executive Officers

The Corporation's executive officers are:   John H.D. Dewey, age 37,
who was appointed Acting Chief Executive Officer in June 2002 following the death of Gordon C. Dewey; Thom A. Velto, age 52, who has been Treasurer of the Corporation since February 1990; Edward L. Proskey, age 46, who has been Vice President, Operations of the Corporation since June 1994; and Francis DeLorenzo, age 42, who was elected Vice President, Business Development and Marketing on June 3, 2000. Prior to such election, Mr. DeLorenzo had been employed by the Corporation since 1991 in various program management capacities.

Retirement Benefits

The Corporation has a non-contributory pension plan for all active employees, under which, in general, employees with 25 or more years of service can receive 20% of their average monthly earnings (based on earnings during the five years preceding retirement) up to a specified maximum of $850 per month for life assuming normal retirement at age 65 and vested employees with lesser service receive lesser amounts. Upon the employee's death, 50% of the monthly benefit is payable to the employee's spouse for life. Gordon C. Dewey, who had passed normal retirement age, received aggregate payments under such plan of $13,244 in fiscal 2002. Mrs. Dewey receives survivor's benefits of $602 per month but does not otherwise participate in the pension plan. The Corporation's executive officers will receive the monthly maximum amount of $850 at retirement,based upon current compensation levels and assuming normal retirement at age 65.

Certain Relationships and Related Transactions

During 1988, Gordon C. Dewey lent the Corporation a total of $200,000. The loans, which are unsecured, provide for the payment of interest at the fixed rate of 9%. The loans are repayable upon demand by Mr. Dewey's Estate, of which Frances D. Dewey is executor, but are subordinate to the Corporation's term loan with Sovereign Bank, its principal lender.


Insurance Arrangements

The Corporation has insurance coverage under which its directors and officers (as well as the Corporation) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such directors and officers. The Corporation pays all premiums to the insurer, the Federal Insurance Company of the Chubb Group of Insurance Companies.

Section 16(a) Beneficial Ownership Reporting Compliance

One late Form 5, reporting three small acquisitions of Common Stock that were inadvertently omitted from a Form 5, has been filed with the Securities and Exchange Commission on behalf of Gordon Dewey by his Estate.



INDEPENDENT PUBLIC ACCOUNTANTS

The principal accountant selected by the Board of Directors for the Corporation's current fiscal year is Deloitte & Touche LLP. It is expected that a representative of Deloitte & Touche LLP will be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Fees

Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for audit services rendered to the Corporation for the fiscal year ended June 30, 2002 was $48,500.

Financial Systems Design and Implementation Fees; Other Fees.
Deloitte & Touche LLP did not render any non-audit services to the Corporation for the fiscal year ended June 30, 2002.


Audit Report

The Board does not have an audit committee. The Board as a whole is responsible for the oversight of the Corporation's accounting and financial reporting practices. Management is responsible for preparing the Corporation's financial statements and the independent auditors are responsible for auditing those statements.



In discharging its oversight responsibility, the Board (1) reviewed and discussed the audited financial statements of the Corporation at and for the fiscal year ended June 30, 2002 with management, (2) received from the independent auditors in writing the matters required to be communicated by Statement on Auditing Standards No. 61, and (3) received the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1. In addition, during the past fiscal year, the Board discussed with the independent auditors the matters referred to in Statement on Auditing Standards No. 61 and the auditors' independence from the Corporation.

Based on the reviews and discussions referred to above, the Board included the Corporation's audited financial statements in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, for filing with the Securities and Exchange Commission.




Submitted by the Board of Directors,

Alexander A. Cameron
Frances D. Dewey
John H.D. Dewey
LTG James M. Link (USA Ret)
Nathaniel Roberts


STOCKHOLDER PROPOSALS

Any proposals of stockholders which are intended to be presented at the Corporation's next annual meeting of stockholders must be received by the Corporation for inclusion in the Corporation's proxy statement and form of proxy relating to such meeting not later than July 7, 2003.


DISCRETIONARY AUTHORITY

While the notice of annual meeting of stockholders calls for transaction of such other business as may come before the meeting, management has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The accompanying form of proxy gives discretionary authority, however, in the event that any additional matters should be presented.


By Order of the Board of Directors


FRANCES D. DEWEY

Secretary

October 15, 2002





REVOCABLE PROXY
THE DEWEY ELECTRONICS CORPORATION

__PLEASE MARK VOTES AS IN THIS EXAMPLE

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints FRANCES D. DEWEY AND JOHN H.D. DEWEY, or either of them, with power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of The Dewey Electronics Corporation to be held on December 4, 2002 at 10:30 A.M. (Eastern Standard Time) at the offices of the Corporation at 27 Muller Road, Oakland, New Jersey, and any adjournments thereof with all power which the undersigned would possess if personally present and to vote all shares of common stock of the Corporation held by the undersigned, which may be entitled to vote at said meeting upon the following matter and upon other matters as may come before the meeting.

1.  ELECTION OF DIRECTORS         FOR     WITHHOLD   FOR ALL EXCEPT
     (except as marked to the contrary below)

Alexander Cameron, Frances D. Dewey, John H.D. Dewey,
James M. Link, Nathaniel Roberts

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:


This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of the nominees listed above.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this     Date_______________
Proxy in the box below.

___________________________    _____________________________
Stockholder sign above         Co-holder (if any sign above)